EXHIBIT 2.2


                               AMENDMENT NO. 1 TO
                                MERGER AGREEMENT


         This Amendment No. 1 (this "Amendment") is made and entered into as of September 22, 1999, by and among CEX Holdings, Inc., a Colorado corporation ("CEX"), Corporate Express Delivery Systems, Inc., a Delaware corporation (the "Company"), United Shipping & Technology, Inc., a Utah corporation ("Buyer"), and United Shipping & Technology Acquisition Corp., a Delaware corporation ("Merger Sub"), for the purpose of amending certain of the terms and provisions of that Merger Agreement, dated as of September 8, 1999, by and among CEX, the Company, Buyer and Merger Sub (the "Merger Agreement"). Capitalized terms used, but not defined, herein shall have the meaning ascribed to them in the Merger Agreement.

         1. Section 2.1.4 of the Merger Agreement shall be amended and restated in its entirety as follows:

         The certificate of incorporation of the Surviving Corporation shall be amended and restated to read as set forth in Exhibit K attached hereto and the name of the Surviving Corporation shall be changed to "UST Delivery Systems, Inc."

         2. Section 2.1.7(c) of the Merger Agreement shall be amended and restated in its entirety as follows:

         by the execution and delivery to CEX of a promissory note of the Surviving Corporation in the principal amount of $8,400,000, subject to adjustment as set forth in Section 2.2.1, in form substantially similar to that attached hereto as Exhibit E (the "Long-Term Note"); and

         3. Section 2.1.7(d) of the Merger Agreement shall be amended and restated in its entirety as follows:

         by the execution and delivery to CEX of a promissory note of the Surviving Corporation in the principal amount of $3,600,000 in form substantially similar to that attached hereto as Exhibit F (the "Convertible Note").

         4. Except as amended herein, the Merger Agreement remains the same and, to such extent, is hereby ratified and confirmed.

                                     XXXXX

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            IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                              CEX HOLDINGS, INC.


                              By:_______________________________________________
                                 Richard L. Millett, Jr., Vice President


                              CORPORATE EXPRESS
                              DELIVERY SYSTEMS, INC.


                              By:_______________________________________________
                                 Richard L. Millett, Jr., Vice President


                              UNITED SHIPPING & TECHNOLOGY, INC.


                              By:_______________________________________________
                                 Timothy G. Becker, Treasurer and CFO


                              UNITED SHIPPING & TECHNOLOGY
                              ACQUISITION CORP.


                              By:_______________________________________________
                                 Timothy G. Becker, Treasurer and CFO

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